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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005 (November 18, 2004)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)
1-16817 (Commission File Number)	04-3516029 (I.R.S. Employer Identification No.)
400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

Registrant's telephone number, including area code: (617) 796-8387

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Five Star Quality Care, Inc., or Five Star, dated November 18, 2004 and is being filed solely for purposes of including the financial statements of LTA Holdings, Inc., or LTA (formerly known as LifeTrust America, Inc.), and repeats certain information contained in our Registration Statement on Form S-1 filed on December 7, 2004. Five Star filed the November 18, 2004, Current Report on Form 8-K with the Securities and Exchange Commission to report, among other items, information concerning the acquisition by Five Star on November 19, 2004, of 100% of the capital stock of LTA for a purchase price of approximately $211.0 million, excluding closing costs.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
LTA Unaudited Interim Financial Statements
	Condensed Consolidated Balance Sheets at September 30, 2004 and December 31, 2003 (unaudited)	F-1
	Condensed Consolidated Statements of Operations for the nine month periods ended September 30, 2004 and 2003 (unaudited)	F-2
	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2004 and 2003 (unaudited)	F-3
	Notes to Unaudited Condensed Consolidated Financial Statements	F-4
LTA Audited Historical Financial Statements
	Report of Independent Auditors	F-8
	Consolidated Balance Sheets at December 31, 2003 and 2002	F-9
	Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-10
	Consolidated Statements of Equity for the years ended December 31, 2003, 2002 and 2001	F-11
	Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-12
	Notes to Consolidated Financial Statements	F-13
(b)	Pro Forma Financial Information.
Five Star Quality Care, Inc. Unaudited Pro Forma Consolidated Financial Statements
	Introduction to Unaudited Pro Forma Consolidated Financial Statements	F-33
	Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2004	F-34
	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2004	F-35
	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003	F-36
	Notes to Unaudited Pro Forma Consolidated Financial Statements	F-37
(c)	Exhibits.

(a)
Financial Statements of Business Acquired.

LTA Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2004	December 31, 2003

	(dollars in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$5,170	$5,539
Accounts receivable, less allowance for doubtful accounts of $292 and $242 as of September 30, 2004 and December 31, 2003, respectively.	309	361
Prepaid expenses and other	3,652	3,028

Total current assets	9,131	8,928
Property and equipment, net	154,826	155,699
Restricted cash	1,881	1,910
Investments in and advances to affiliates	—	258
Goodwill	1,514	1,514
Other assets, net	2,059	2,173

Total assets	$169,411	$170,482

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$258	$752
Accrued expenses	6,346	5,498
Current maturities of long-term debt and capital lease obligations	17,102	4,257

Total current liabilities	23,706	10,507
Deferred compensation	142	142
Deferred revenue and other long-term liabilities	404	482
Long-term debt and capital lease obligations, less current maturities	124,003	137,473

Total liabilities	148,255	148,604
Equity:
Preferred stock, $.001 par value; 2,000,000 authorized shares; 601,001 issued and outstanding shares at September 30, 2004 and December 31, 2003	1	1
Preferred stock additional paid-in capital	10,649	10,649
Common stock, $.001 par value; 12,250,000 authorized shares; 4,946,672 and 4,879,172 issued and outstanding shares at September 30, 2004 and December 31, 2003, respectively	5	5
Common stock additional paid-in capital	13,077	12,908
Retained deficit	(2,576)	(1,685)

Total equity	21,156	21,878

Total liabilities and equity	$169,411	$170,482

See accompanying notes.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine months ended September 30, 2004	Nine months ended September 30, 2003

	(dollars in thousands)
Revenues	$60,602	$56,196
Expenses
Facility operating expenses	42,024	39,267
General and administrative expenses	7,512	6,599
Depreciation and amortization	4,402	4,371

	53,938	50,237

Income from operations	6,664	5,959
Other income (expenses):
Gain on sale of assets	6	1,528
Interest income	42	39
Interest expense	(7,719)	(8,020)
Equity in income of affiliates	98	39
Minority interest in income of consolidated entity	18	(57)

Total other income (expenses)	(7,555)	(6,471)

Net loss	$(891)	$(512)

See accompanying notes.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended September 30, 2004	Nine months ended September 30, 2003

	(dollars in thousands)
Operating activities
Net loss	$(891)	$(512)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,402	4,371
Equity in (income) losses of affiliates	(98)	(39)
(Gain) loss on sale of assets	(6)	(1,528)
Non-cash compensation expense	169	68
Minority interest in income of consolidated entity	—	57
Amortization of deferred revenue	(7)	(7)
Provision for doubtful accounts	127	111
Changes in operating assets and liabilities (net of acquisition):
Accounts receivable	(124)	(186)
Prepaid expenses and other	(309)	(1,579)
Accounts payable	(497)	(373)
Accrued expenses	848	(1,130)

Net cash provided by (used in) operating activities	3,614	(747)
Investing activities
Purchases of property and equipment	(1,186)	(1,171)
Net proceeds from sale of property and equipment	236	4
Purchase of 49% of GBH/LTA, Inc., net of cash acquired	(295)	—
Advances to affiliates	(12)	(19)
Partial sale of Morningside of Albany Investment	—	905
Distribution from investments	—	100
Decrease (increase) in other assets	37	(235)
Increase (decrease) in other liabilities	(49)	16

Net cash used in investing activities	(1,269)	(400)
Financing activities
Proceeds from long-term debt and capital lease obligations	—	123
Principal payments on long-term debt and capital lease obligations	(2,663)	(1,183)
Financing costs paid	(51)	—

Net cash used in financing activities	(2,714)	(1,060)

Net change in cash and cash equivalents	(369)	(2,207)
Cash and cash equivalents at December 31	5,539	5,042

Cash and cash equivalents at September 30	$5,170	$2,835

Supplemental cash flow information:
Interest paid during the period	$7,760	$8,045

See accompanying notes.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

1. Basis of Presentation and Organization

        LTA Holdings, Inc., a Delaware corporation and known formerly as LifeTrust America, LLC (the "Company"), owns, develops and/or operates assisted living communities which provide housing to senior citizens who need help with activities of daily living such as bathing and dressing. The Company provides personal care and support services and makes available routine nursing services designed to meet the needs of its residents. As of September 30, 2004, the Company manages or owns and operates communities in Alabama, Georgia, Kentucky, North Carolina, South Carolina, Tennessee, Virginia, and Florida.

        The Company was organized in September 1996 and the formal limited liability company agreement was entered into effective October 8, 1996 and was amended and restated on February 4, 1997, January 31, 2000 and July 26, 2000. Morningside Management, Inc. ("MMI") was a predecessor company to LifeTrust America, LLC. MMI was an assisted living development company based in Nashville, Tennessee. On December 31, 2002, the Company was converted from an LLC to a C Corporation.

        The accompanying condensed consolidated financial statements of LTA Holdings, Inc. and subsidiaries have been prepared without audit. Certain information and footnote disclosures required by generally accepted accounting principles for complete financial statements have been condensed or omitted. The disclosures made are adequate to make the information presented not misleading. However, the accompanying financial statements should be read in conjunction with the Company's annual audited financial statements for the year ended December 31, 2003. In the opinion of management, all adjustments, which include only normal recurring adjustments considered necessary for a fair presentation, have been included. All intercompany transactions and balances have been eliminated. The operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

2. Employee Stock Options

        The Company grants options for a fixed number of shares to employees with an exercise price equal to or greater than the estimated fair value of shares at the date of grant. The Company accounts for options in accordance with Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." The Company concluded that the pro forma disclosures under SFAS No. 123 and SFAS No. 148 are not necessary due to the immateriality of the value of its share options.

3. Comprehensive Income

        Comprehensive loss equals net loss for all periods presented.

4. Purchase of 49% of GBH/LTA, LLC

        In August 2004, the Company purchased the 49% ownership interest of the GBH/LTA, LLC, owned by Georgia Baptist Healthcare Systems ("GBH") for $375,000 in cash. GBH/LTA, LLC was originally created in 1998 with the Company owning 51% for the purpose of acquiring, developing, and operating assisted living facilities in Georgia by the Company and GBH. GBH had certain substantive participating rights in GBH/LTA, LLC, which precluded the Company from consolidating the operations of GBH/LTA, LLC. As of August 2004, the Morningside of Macon, LLC, a 41 unit assisted living community, was the only assisted living facility of GBH/LTA, LLC. The Company recorded the step acquisition in accordance with SFAS No. 141, "Business Combinations," and therefore recorded 49% of the GBH/LTA, LLC assets at fair market value. The fair market value of the net assets acquired approximated the purchase price of $375,000. The most significant assets and liabilities acquired included 49% of property and equipment of $2,558,000 and debt of $2,038,000.

        The results of operations of GBH/LTA, LLC are presented in the consolidated statement of operations for the nine months ended September 30, 2004 as though the Company had 100% ownership of GBH/LTA, LLC at the beginning of the year, with the portion of GBH income deducted at the bottom of the statement of operations.

5. Sale of Interest in Morningside of Albany, L.P.

        In April 1999, the Company and Phoebe Putney Health Systems, Inc. ("Phoebe") formed a limited partnership (Morningside of Albany, L.P or the "LP") for purposes of developing and operating an assisted living community in Albany, Georgia. In exchange for a 75% general and limited partnership interest in the LP, the Company contributed $708,000 in cash. For its 25% interest, Phoebe contributed $236,000. In April 2000, the Company contributed an additional $273,000 and Phoebe contributed an additional $91,000.

        Effective July 1, 2003, the Company sold 50% of the LP to Phoebe's subsidiary, Phoebe Putney Health Ventures, Inc., for $905,000 in cash and entered into a new long-term management agreement. The Company recorded a $1,528,000 gain in connection with the partial sale that is included in gain on the sale of assets in the accompanying consolidated statement of operations for the nine months ended September 30, 2003. The partial sale effectively reduced the Company's ownership in the LP to 25%. Simultaneous with the sale, the LP was converted into Morningside of Albany Company, a Delaware general partnership. Consequently, the statement of operations for the nine months ended September 30, 2003 reflects consolidation of the operations of the LP though June 30, 2003, while the three months ended September 30, 2003 include the results of the Company's investment under the equity method. The statement of operations for the nine months ended September 30, 2004 also includes the results of the Company's investment under the equity method.

        Subsequent to the sale, the Company continues to jointly guarantee the LP's long-term debt with Phoebe as established at the initial formation of the venture. The carrying value of the debt is $5,200,000.

6. Income Taxes

        The Company has recorded no income tax provision for the nine months ended September 30, 2004 or 2003 as a result of a history of no taxable income. Consequently, the value of deferred tax assets arising primarily from tax loss carryforwards are fully reserved by a valuation allowance due to the uncertainty of their future realization.

7. Long-Term Debt and Capital Leases Obligations

        Debt and capital lease obligations at September 30, 2004 and December 31, 2003 consisted of the following:

	September 30, 2004	December 31, 2003

Mortgages payable	$97,693	$97,642
Permanent loans payable (HUD insured)	30,910	31,084
Capital lease obligations	12,296	12,336
Other debt	206	668

	141,105	141,730
Less: current maturities	17,102	4,257

	$124,003	$137,473

Mortgages Payable

        The mortgages payable are with various lenders and are collateralized by the assets of the related facilities. Principal and interest are payable in monthly installments. Some of the mortgages contain various covenants, the most restrictive of which include the maintenance of certain financial ratios. Certain of the lenders also require escrow balances to be held by the lenders which are included in prepaid expenses and restricted cash in the Company's condensed consolidated balance sheets.

        As of December 31, 2003, the Company was in breach of certain financial covenants with one or more financial institutions, which the Company cured, was granted waivers, or obtained debt amendments for these specific violations subsequent to December 31, 2003. As of September 30, 2004, the Company was not in compliance with certain covenants with one financial institution, with which eight assisted living facilities have debt. The noncompliance causes such debt to be callable by the lenders in the event the noncompliance is not cured; and therefore, $14,782,000 of debt was reclassified to a current liability as of September 30, 2004. In addition, should the financial institution notify the Company of an event of default due to such noncompliance, the majority of the Company's remaining debt instruments could be determined to be in default due to cross default provisions.

Permanent Loans Payable (HUD insured)

        The permanent loans payable (HUD insured) consist of loans serviced by four financial institutions, insured by the Department of Housing and Urban Development ("HUD"), for the purpose of constructing and equipping facilities.

Capital Lease Obligations—Facilities

        The Company is obligated under four lease agreements with a real estate investment trust ("REIT") for four communities based on initial lease terms of 15 years with two options to renew, at the Company's option, for periods of ten years each. The initial lease rates were based on ten year U.S. Treasury Notes plus 3.50%, with annual rent increases ranging from a minimum of 2% to a maximum of 5%. On the tenth anniversary of the leases, the Company shall have the option to purchase the assisted living communities at an amount no less than fair market value. The lease arrangements limit the Company's right to operate other assisted living communities within a five-mile radius of each leased facility during the term of the leases and for a period of up to two years thereafter.

8. Commitments and Contingencies

        The Company has maintained general and professional liability insurance coverage on a claims-made basis with limits of $1,000,000 per occurrence and $5,000,000 in the aggregate. The Company also has maintained umbrella coverage with a limit of $5,000,000. The Company accrues for estimated probable losses under such policies.

        During July 2004, the Company commenced a new workers' compensation policy whereby the Company changed from its previous policy of a $2,500 per claim deductible to a $250,000 per claim deductible on claims incurred subsequent to July 1, 2004. The Company is accruing for estimated probable losses under this new policy.

9. Impact of Recently Issued Accounting Standards

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46," as amended by FIN 46R). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," sets forth criteria under which a company must consolidate certain variable interest entities. FIN 46 places increased emphasis on controlling financial interests when determining if a company should consolidate a variable interest entity. FIN 46 will be effective for the Company as of January 1, 2005 for variable interest entities entered into prior to January 1, 2004 and was immediately effective for variable interest entities entered into subsequent to January 1, 2004. The Company has not entered into variable interest entity relationships subsequent to January 1, 2004 and is evaluating the impact of the adoption of this standard on Company relationships created prior to January 1, 2004.

10. Plan of Merger with Five Star Quality Care, Inc.

        On September 24, 2004, the Company entered into an Agreement and Plan of Merger with Five Star Quality Care, Inc. ("Five Star") of Newton, Massachusetts, wherein, Five Star would acquire all of the stock of LTA Holdings, Inc. for $208.0 million. The transaction is expected to close before year end 2004, but is subject to conditions customary in transactions of this type. In connection with the sales transaction, various Company executives and employees will qualify for severance and bonus compensations, which is contingent upon the transaction closing.

11. Subsequent Event

        On November 12, 2004, the Company sold its 25% ownership in the Morningside of Albany Company for $425,000 to Phoebe Putney Health Ventures.

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
LTA Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of LTA Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LTA Holdings, Inc. and Subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 2, 2004, except for Note 5,
as to which the date is March 26, 2004

CONSOLIDATED BALANCE SHEETS

	December 31
	2003	2002

	(dollars in thousands except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$5,539	$5,042
Accounts receivable, less allowance for doubtful accounts of $242 and $220 in 2003 and 2002, respectively	361	258
Prepaid expenses and other current assets	3,028	3,275

Total current assets	8,928	8,575
Property and equipment	177,348	179,962
Less accumulated depreciation and amortization	21,649	16,779

	155,699	163,183
Restricted cash	1,910	1,621
Investments in and advances to affiliates	258	234
Goodwill	1,514	1,514
Other assets, net	2,173	2,930

Total assets	$170,482	$178,057

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$752	$1,040
Accrued payroll and payroll related items	2,223	1,760
Deferred rent revenue	461	976
Accrued interest	759	770
Other accrued expenses	2,055	2,840
Current maturities of long-term debt	4,176	2,548
Current maturities of capital lease obligations	81	76

Total current liabilities	10,507	10,010
Deferred compensation	142	142
Deferred revenue and other long-term liabilities	482	125
Long-term debt, less current maturities	125,218	131,850
Capital lease obligations, less current maturities	12,255	12,439

Total liabilities	148,604	154,566
Equity:
Preferred stock, $.001 par value; 2,000,000 authorized shares; 601,001 issued and outstanding shares at December 31, 2003 and 2002	1	1
Preferred stock additional paid-in capital	10,649	10,649
Common stock, $.001 par value; 12,250,000 authorized shares; 4,879,172 and 4,851,242 issued and outstanding shares at December 31, 2003 and 2002, respectively	5	5
Common stock additional paid-in capital	12,908	12,836
Retained deficit	(1,685)	—

Total equity	21,878	23,491

Total liabilities and equity	$170,482	$178,057

See accompanying notes.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31
	2003	2002	2001

	(dollars in thousands)
Revenues	$75,365	$55,106	$45,389
Expenses
Facility operating expenses	52,915	38,093	30,754
Facility development and pre-rental expenses	—	—	212
General and administrative expenses	8,679	8,064	5,301
Depreciation and amortization	6,092	5,421	4,935
Impairment of long-lived assets	38	544	550

	67,724	52,122	41,752

Income from operations	7,641	2,984	3,637
Other income (expenses):
Rental income	—	90	116
Gain (loss) on sale of assets	1,529	(104)	(2,055)
Interest income	54	60	126
Gain (loss) from early extinguishment of debt	(366)	92	587
Interest expense	(10,558)	(7,513)	(7,897)
Equity in income (losses) of affiliates	72	(200)	166
Minority interest in income of consolidated entity	(57)	(105)	(75)

Total other income (expenses)	(9,326)	(7,680)	(9,032)

Net loss	$(1,685)	$(4,696)	$(5,395)

See accompanying notes.

CONSOLIDATED STATEMENTS OF EQUITY
(dollars in thousands)

						Preferred Stock			Common Stock
	Number of Units	Class A Units	Class B Units	Class C Units	Class D Units	Shares	Amount	Additional Paid-in Capital	Shares	Amount	Additional Paid-in Capital	Retained Deficit	Total

Balance at December 31, 2000	20,906,212	$2,946	$12,394	$5,561	$6,356	—	$—	$—	—	$—	$—	$—	$27,257
Net loss	—	(747)	(3,874)	(361)	(413)	—	—	—	—	—	—	—	(5,395)

Balance at December 31, 2001	20,906,212	2,199	8,520	5,200	5,943	—	—	—	—	—	—	—	21,862
Issuance of units	6,355,000	1,834	4,466	—	25	—	—	—	—	—	—	—	6,325
Net loss	—	(823)	(3,355)	(242)	(276)	—	—	—	—	—	—	—	(4,696)
Conversion to C corporation	(27,261,212)	(3,210)	(9,631)	(4,958)	(5,692)	601,001	1	10,649	4,851,242	5	12,836	—	—

Balance at December 31, 2002	—	—	—	—	—	601,001	1	10,649	4,851,242	5	12,836	—	$23,491
Issuance of shares	—	—	—	—	—	—	—	—	27,500	—	69	—	69
Exercise of options	—	—	—	—	—	—	—	—	430	—	3	—	3
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,685)	(1,685)

Balance at December 31, 2003	—	$—	$—	$—	$—	601,001	$1	$10,649	4,879,172	$5	$12,908	$(1,685)	$21,878

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2003	2002	2001

	(dollars in thousands)
Operating activities
Net loss	$(1,685)	$(4,696)	$(5,395)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,092	5,421	4,935
Equity in (income) losses of affiliates	(72)	200	(166)
(Gain) loss on sale of assets and impairment	(1,491)	648	2,605
(Gain) loss from early extinguishment of debt	366	(92)	(587)
Non-cash compensation expense	69	25	—
Minority interest in income of consolidated entity	57	105	75
Amortization of deferred revenue	(20)	(102)	(117)
Amortization of pre-rental costs	—	—	136
Provision for doubtful accounts	132	147	124
Changes in operating assets and liabilities:
Accounts receivable	(180)	(275)	(60)
Prepaid expenses and other	(267)	(1,862)	809
Accounts payable	(283)	160	(87)
Accrued expenses	(760)	3,407	(1,166)

Net cash provided by operating activities	1,958	3,086	1,106
Investing activities
Purchase of Manorhouse communities	—	(764)	—
Purchases of property and equipment	(1,858)	(866)	(846)
Net proceeds from sale of property and equipment	54	2,322	8,553
Proceeds from partial sale of Morningside of Albany investment	905	—	—
Distributions from investments	100	148	459
Distributions to minority interest holder	—	(740)	(75)
Advances to affiliates	(37)	12	—
Increase in other assets	(216)	(59)	387

Net cash provided by (used in) investing activities	(1,052)	53	8,478
Financing activities
Proceeds from long-term debt	14,749	56,370	6,147
Principal payments on long-term debt	(14,802)	(55,444)	(15,190)
Financing costs paid	(356)	(1,741)	(343)

Net cash used in financing activities	(409)	(815)	(9,386)

Net change in cash and cash equivalents	497	2,324	198
Cash and cash equivalents at beginning of year	5,042	2,718	2,520

Cash and cash equivalents at end of year	$5,539	$5,042	$2,718

Supplemental cash flow information:
Interest paid during the period	$10,569	$7,025	$8,131

Supplemental schedule of noncash transactions:
Additions of property and equipment through new capital leases	$—	$—	$70
Additions of property and equipment through assumption of debt and issuance of capital	$—	$59,627	$—

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1. Summary of significant accounting policies

Organization

        LTA Holdings, Inc. ("LTA" or the "Company"), a Delaware corporation and known formerly as LifeTrust America, LLC, owns, develops and/or operates assisted living communities which provide housing to senior citizens who need help with activities of daily living such as bathing and dressing. The Company provides personal care and support services and makes available routine nursing services designed to meet the needs of its residents. As of December 31, 2003, the Company manages or owns and operates communities in Alabama, Georgia, Kentucky, North Carolina, South Carolina, Tennessee and Virginia.

        The Company was organized in September 1996 and a formal limited liability company agreement was entered into effective October 8, 1996 and was amended and restated on February 4, 1997, January 31, 2000 and July 26, 2000. Morningside Management, Inc. ("MMI") was a predecessor company to LifeTrust America, LLC. MMI was an assisted living development company based in Nashville, Tennessee.

        On December 31, 2002, the Company, then a Delaware limited liability company, was converted to a C Corporation. All units in the limited liability company were converted to shares of the corporation on the basis of one share of stock for each five surrendered units (see Note 7).

Principles of consolidation

        The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its majority-owned subsidiaries over which the Company exercises majority-voting control and for which control is other than temporary. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in other non-consolidated affiliated companies in which the Company has a non-majority ownership position or in which the Company does not have control are accounted for under the equity method.

Minority interest

        Minority interest represents the proportionate equity interest of other owners in the Company's consolidated subsidiaries that are not wholly-owned.

Revenue recognition

        Revenues are recorded when services are rendered and consist of residents' rental fee for basic housing, fees associated with additional support services such as personalized assistance on a fee for service basis and fees for management services provided to unowned facilities.

Advertising costs

        The Company expenses all advertising costs upon first showing. Advertising expenses were $411,000, $354,000 and $249,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Comprehensive income

        Comprehensive loss equals net loss for all years presented.

Cash and cash equivalents

        The Company considers cash and cash equivalents to include currency on hand, demand deposits and all highly liquid investments with a maturity of three months or less at the date of purchase. At various times during the year, the Company's cash and cash equivalents balances exceeded the federally insured limit. Cash and cash equivalents are maintained at high quality financial institutions and management believes exposure to credit risk is not significant.

Accounts receivable

        The Company's services are generally not covered by health insurance and therefore monthly fees are generally receivable to the Company from the residents, their family or other responsible parties. The Company evaluates the collectibility of its accounts receivable based on the age of the receivable and the payment history for the residents. The allowance for doubtful accounts is generally established for accounts receivable exceeding 90 days.

Property and equipment

        Property and equipment are stated at cost and include interest costs and property taxes incurred during the construction period, as well as other costs directly related to the development and construction of the communities. Maintenance and repairs are charged to income as incurred, and replacements and significant improvements are capitalized.

        Depreciation, including amortization of property and equipment under capital leases, is computed using the straight-line method over the estimated useful lives of the assets as follows:

Building and building improvements	15-40 years
Furniture and equipment	3-15 years

        Depreciation expense, which includes the depreciation of assets held under capital leases, was approximately $5,442,000, $4,600,000 and $4,400,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Impairment of long-lived assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. On long-lived assets classified as held and used, the Company determines whether the sum of undiscounted estimated cash flows expected from the use of the assets is less than the carrying value. If such measurement indicates a possible impairment, the estimated fair value of the assets is compared to their net book value in order to measure the impairment charge, if any. When the criteria has been met for long-lived assets to be classified as held for sale, the assets are recorded at the lower of carrying value or fair market value, less selling costs (see Note 3).

Restricted cash

        Restricted cash includes cash held by lenders under loan agreements in escrow for future property repairs and improvements, as well as furniture and equipment replacements.

Goodwill

        Goodwill is stated at cost based on the excess of purchase price over the fair value of assets acquired. Prior to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, the Company amortized goodwill on an estimated useful life of 30 years using the straight-line method.

        In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, effective for fiscal years beginning after December 15, 2001. Under the new rules of SFAS No 142, goodwill and intangible assets with indefinite lives are no longer amortized but subject to annual impairment tests in accordance with the Statement. The Company completed its goodwill transitional testing and its required annual impairment tests, and determined that goodwill had not been impaired. Any subsequent impairment losses will be reflected in income from operations in the consolidated statements of operations. Had the Company been accounting for its goodwill under SFAS No. 142 for all periods presented, the Company's net loss would have been as follows:

	Year ended December 31,
	2003	2002	2001

Reported net loss	$(1,685)	$(4,696)	$(5,395)
Add back goodwill amortization	—	—	59

Adjusted net loss	$(1,685)	$(4,696)	$(5,336)

Deferred financing costs

        Costs incurred in connection with obtaining permanent financing for facilities have been deferred and are amortized over the term of the financing using the effective interest method. Deferred financing costs are included in other assets in the accompanying consolidated balance sheets totaling approximately $2,078,000 and $2,440,000, net of accumulated amortization, as of December 31, 2003 and 2002, respectively.

Income taxes

        As of January 1, 2003, the Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are based on temporary differences between financial statements and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences are expected to reverse.

        The Company was taxed as a limited liability company for all periods prior to December 31, 2002. Accordingly, the Company's income/loss was treated as taxable income/loss by its members on their respective tax returns. However, the Company did provide for taxes on the earnings of its affiliated corporate entities.

General and professional liability insurance

        The Company maintains general and professional liability insurance coverage on a claims-made basis with limits of $1,000,000 per occurrence and $3,000,000 in the aggregate. The Company also maintains umbrella coverage with a limit of $5,000,000. Historically, the Company has not incurred any claims of significance related to these policies.

Accounting for stock-based compensation

        The Company grants stock options for a fixed number of shares to employees with an exercise price equal to or greater than the estimated fair value of the shares at the date of grant. The Company accounts for option grants in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted under SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." The Company concludes that the pro forma disclosures under SFAS No. 123 and SFAS No. 148 are not necessary due to the immateriality of value of its share options.

Fair value of financial instruments

        The carrying amounts of cash and cash equivalents approximate fair value because of the short-term nature of these accounts. The carrying amount of the Company's debt approximates management's estimate of fair value as the interest rates approximate the current rates available to the Company.

Use of estimates

        The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events, they may ultimately differ from actual results.

Reclassifications

        Certain prior period amounts have been reclassified to conform with the current period presentation.

Impact of recently issued accounting standards

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with an exit or disposal activity when they are incurred rather than at the date of a commitment to an exit or disposal plan. The provisions for SFAS No. 146 are to be applied for exit or disposal activities initiated after December 15, 2002. Adoption of this standard did not impact the 2003 consolidated financial statements; however, if the Company initiates exit or disposal activities in the future, SFAS No. 146 could have a material effect on timing of the recognition of exit costs in future financial statements.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46, as amended by FIN 46R). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," sets forth criteria under which a company must consolidate certain variable interest entities. FIN 46 places increased emphasis on controlling financial interests when determining if a company should consolidate a variable interest entity. FIN 46 will be effective for the Company as of January 1, 2005 for variable interest entities entered into prior to January 1, 2004 and immediately for variable interest entities entered into subsequent to January 1, 2004. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

        SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," issued in May 2003, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. SFAS No. 150 is generally effective for financial instruments created or modified after May 31, 2003, and is otherwise effective for the Company as of January 1, 2004. However, the transition requirements for certain mandatorily redeemable shares were revised by the FASB in November 2003. Many of the provisions of SFAS No. 150 related to mandatorily redeemable shares were deferred indefinitely. The Company did not create or modify financial instruments under the provisions of SFAS No. 150 subsequent to May 2003 and therefore, the standard did not impact the 2003 consolidated financial statements. The Company is evaluating the impact of the full adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

2. Acquisition of assisted living communities

        On October 1, 2002, the Company acquired nine assisted living communities (located in North Carolina and Virginia) from Manorhouse Retirement Centers, Inc. ("Manorhouse"), an assisted living company, in order to expand the Company's presence in the southeastern United States. The Company purchased $59.6 million in land, buildings and equipment and other assets of approximately $1.7 million (aggregate purchase price of approximately $33.0 million, net of assumed debt of approximately $27.7 million and other current liabilities of approximately $625,000). As consideration for the purchase, the Company issued 1,784,235 Class A Units and 4,465,765 Class B Units (a 23% voting interest) to Manorhouse at $1.00 per unit. These units were exchanged for Series A and Series B Common Stock on December 31, 2002, in the ratio of five (5) units for one (1) share (see Note 7). In addition to the units issued, the Company paid approximately $764,000 in cash (including $490,000 of capitalized direct and/or out of pocket expenses related to the acquisition), and borrowed approximately $26.0 million of new debt to pay off existing debt and complete the transaction.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,763
Property and equipment	59,627

Total assets acquired	61,390
Current liabilities	(625)
Debt	(27,746)

Total liabilities assumed	(28,371)

Net assets acquired	$33,019

        The results of operations for the acquired facilities are included in the consolidated statements of operations from the acquisition date forward.

3. Property and equipment

        The Company's property and equipment are stated at cost and consist of the following at December 31 (in thousands):

	2003	2002

Land	$13,295	$13,705
Buildings and building improvements	149,042	151,514
Furniture and equipment	15,011	14,743

	177,348	179,962
Less accumulated depreciation and amortization	(21,649)	(16,779)

Total	$155,699	$163,183

        Land, buildings and building improvements and furniture and equipment relating to communities serve as collateral for long-term debt (see Note 5).

        During 2002, the Company sold its operating community in Elizabethtown, Kentucky. This property was under a one-year lease agreement with an option to purchase, executed in June 2001. The lessee managed and operated the facility, while the Company owned the property and equipment and related debt. The lease income of approximately $64,000 and $116,000 for the years ended December 31, 2002 and 2001 is included in rental income in the accompanying consolidated statements of operations. Also during 2002, the Company sold an excess parcel of land in Stockbridge, Georgia. Gross sales proceeds from these properties were $2,440,000 resulting in a net loss on these sales of $74,000. Total indebtedness extinguished from the proceeds of the sales was $1,954,000.

        During 2001, the Company sold excess parcels of land and several operating and vacant properties. Gross sales proceeds from these properties were $9,282,000 resulting in a net loss on these sales of $2,055,000. Total indebtedness extinguished from the proceeds of the sales was $8,044,000.

Impairment of long-lived assets

        On January 1, 2002, the Company adopted the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 replaced SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which the Company applied to its financial statements through December 31, 2001.

        In accordance with the provisions of SFAS No. 144, the Company performs a periodic review of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As part of its periodic reviews in 2003 and 2002, the Company identified undeveloped land with unrecoverable carrying values. SFAS No. 144 requires impaired assets to be valued on asset-by-asset basis at the lower of carrying amount or fair value less costs to sell. In applying these provisions, recent offers are considered by the Company. An impairment charge totaling $38,000 and $544,000 for 2003 and 2002 respectively, was recorded to adjust the carrying value of undeveloped land in Montgomery, Alabama (carrying value of $305,000 at December 31, 2003) and Oak Ridge, Tennessee (carrying value of $230,000 at December 31, 2003) to its fair value, less costs to sell. The land is included within property and equipment in the accompanying consolidated balance sheets.

        Prior to January 1, 2002, in accordance with the provisions of SFAS No. 121, the Company performed a review of its long-lived assets for impairment as events or changes in circumstances indicated that the carrying amount of these assets may not have been recoverable. During 2001, as part of its review of long-lived assets, the Company recorded an impairment loss of $300,000 related to the Elizabethtown, Kentucky community (carrying value of $2,200,000 at December 31, 2001) to reduce the community to an amount approximating its estimated discounted future cash flows as the facility was expected to be sold during fiscal 2002. In addition, an impairment loss for the year ended December 31, 2001 related to Oak Ridge, Tennessee undeveloped land (carrying value of $400,000 at December 31, 2001) was recognized in the amount of $250,000.

4. Investments in and advances to affiliates

        Investments in and advances to affiliates consist of the following at December 31 (in thousands):

	2003	2002

Investment in GBH/LTA, LLC	$11	$24
Advances to GBH/LTA, LLC	55	18

	66	42
Investment in LifeMed, LLC	192	192

Total	$258	$234

GBH/LTA, LLC

        In March 1998, the Company and Georgia Baptist Health Care System, Inc. ("GBH") formed a limited liability company ("GBH/LTA, LLC" or the "LLC"), for the purpose of acquiring, developing and operating assisted living communities in Georgia. In exchange for a 51% interest in the LLC, the Company contributed cash, the net assets of an operating assisted living facility in Macon, Georgia and a facility under construction in Tifton, Georgia. For its 49% interest, GBH contributed cash.

        GBH has certain substantive participating rights in the LLC which precludes the Company from consolidating the operations of the LLC. Accordingly, the Company is accounting for its investment in the LLC under the equity method.

        The Company provides all development and management services with respect to each facility. The Company earns a fee for managing the development of new LLC facilities. To the extent the Company has incurred development related costs, the development fee earned by the Company (based on 5% of project costs) is treated as reimbursement for such expenses and accordingly, offset of expenses incurred. Any development fee remaining after the offset of expenses is treated as deferred revenue, which is amortized over the remaining term of the LLC. In addition, the Company earns a fee for managing the LLC's operating facilities. The minority interest portion of such fee was deferred until the LLC generated income on a consistent basis. In 2001, the deferred development fees, relating entirely to the Tifton, Georgia property, were recognized with the sale of the Tifton, Georgia facility. In 2002, it was determined that the only remaining facility of Macon, Georgia was generating income on a consistent basis and $92,000 of management fee revenue deferred as of December 31, 2001 was recognized in 2002.

        During 2002, the LLC abandoned its project in Cumming, Georgia resulting in a write-off of development costs related to that project of $573,000.

        As noted above, GBH/LTA, LLC sold the Tifton, Georgia facility during 2001. Gross proceeds from the sale of this property were $2,535,000 resulting in a gain on sale of $63,000. Total GBH/LTA, LLC indebtedness extinguished from the proceeds of the sale was $1,939,000. As a result of the sale, the Company recognized deferred revenue related to the Tifton, Georgia facility totaling $177,000 and wrote-off the remaining carrying value of the Tifton, Georgia investment of $54,000.

        GBH and the Company have certain exchange rights (the "Rights") if the Company consummates an initial public offering. The Rights provide either party the ability to require the Company to acquire all of the LLC interest held by GBH in exchange for shares of the Company. Such Rights are effective: (i) if at any time the Company proposes an initial public offering or (ii) on or after six months and prior to the third anniversary of an initial public offering.

        At the formation of the LLC, property and equipment were recorded at fair market value, resulting in a difference between the Company's interest in the underlying equity of the LLC and the Company's carrying value of the investment in the LLC.

        Summarized financial information of the LLC is presented below (in thousands):

	2003	2002

Balance Sheet
Current assets	$176	$158
Property and equipment, net	2,393	2,458
Other assets	56	63

Total assets	$2,625	$2,679

Current liabilities	$84	$94
Long-term obligations	2,077	2,075
Members' equity	464	510

Total liabilities and members' equity	$2,625	$2,679

The Company's share of members' equity	$237	$260

	2003	2002	2001

Statement of Operations
Resident and other income	$1,163	$1,197	$2,063
Operating expenses	(1,050)	(995)	(1,651)
Loss on sale of assets	(13)	(560)	63
Interest expense, net	(146)	(100)	(266)

Net income (loss)	$(46)	$(458)	$209

The Company's share of net income (loss)	$(23)	$(234)	$107

LifeMed, LLC

        In June 1997, the Company formed a joint venture, LifeMed, LLC ("LifeMed"), with AMC Tennessee, Inc ("AMC"), a wholly-owned subsidiary of Omnicare, Inc., for the purpose of providing various pharmaceutical services to the residents of the Company's assisted living facilities. In October 1998, the LifeMed LLC agreement (the "LLC Agreement") was amended and restated to admit an additional member, American Retirement Corporation ("ARC"). As a result of ARC's admission and contribution, the Company's investment in LifeMed was reduced to a 33 1/3% equity interest in the venture. The Company is accounting for its investment under the equity method. In September 2000, the joint venture elected to discontinue operations and is in the process of dissolution. Since September 2000, the Company has pursued various legal methods to recover its investment. In September 2003, the Company was granted a favorable court judgment in the amount of $200,000 plus attorney's fees. LifeMed has appealed that decision but the Company concludes that the carrying value of the LifeMed investment is recoverable.

5. Long-term debt and capital lease obligations

        The Company's long-term debt consists of the following at December 31 (in thousands):

	2003	2002

Mortgages payable	$97,642	$98,175
Permanent loans payable (HUD insured)	31,084	35,363
Other debt	668	860

	129,394	134,398
Less: current maturities	4,176	2,548

	$125,218	$131,850

Mortgages payable

        The mortgages payable are with various lenders and are collateralized by the assets of the related facilities (see Note 3). The carrying value of such assets at December 31, 2003 and 2002 was approximately $109.5 million and $108.5 million, respectively. Principal and interest are payable in monthly installments. Fixed interest rate mortgage debt at December 31, 2003 and 2002 totaled $55.8 million and $50.4 million, respectively. The remaining mortgage debt has variable interest rates. Interest rates as of December 31, 2003 range from 6.00% to 8.00%, with remaining maturities ranging from 4 months to 10 years. Some of the mortgages contain various covenants, the most restrictive of which include the maintenance of certain financial ratios. Certain of the lenders also require escrow balances to be held by the lenders which are included in prepaid expenses and restricted cash in the Company's consolidated balance sheets.

        As of December 31, 2003, the Company was in breach of certain financial covenants with one or more financial institutions, which the Company cured, was granted waivers, or obtained debt amendments for these specific violations subsequent to December 31, 2003.

Permanent loans payable (HUD insured)

        The permanent loans payable (HUD insured) consist of loans serviced by four financial institutions, insured by the Department of Housing and Urban Development ("HUD"), for the purpose of constructing and equipping or financing facilities. The carrying value of such assets was approximately $31.7 million and $38.5 million at December 31, 2003 and 2002, respectively. Interest rates on these permanent loans range from 7.00% to 8.45%.

Capitalized lease financing obligations—facilities

        The Company is obligated under four lease agreements with a real estate investment trust ("REIT") for four communities based on initial lease terms of 15 years with two options to renew, at the Company's option, for periods of ten years each. The initial lease rates were based on ten year U.S. Treasury Notes plus 3.50%, with annual rent increases ranging from a minimum of 2% to a maximum of 5%. On the tenth anniversary of the leases, the Company shall have the option to purchase the assisted living communities at an amount no less than fair market value. The lease arrangements limit the Company's right to operate other assisted living communities within a five-mile radius of each leased facility during the term of the leases and for a period of up to two years thereafter.

        The Company has recorded the proceeds from the sale of land and the funds received from the REIT for the construction costs as capital lease financing obligations. The accompanying consolidated balance sheets include property and equipment of approximately $11.7 million, net of accumulated amortization of $2.0 million, and $12.2 million, net of accumulated amortization of $1.5 million, at December 31, 2003 and 2002, respectively.

        As the developer of these properties, the Company received a development fee from the REIT based on a percentage of construction and land costs. Development fees received are recorded as deferred revenue and will be amortized into other income over the lease terms. Amounts included in deferred revenue for these development fees at December 31, 2003 and 2002 were approximately $93,000 and $102,000, net of amortization.

Other Information

        Principal maturities of long-term debt and future minimum lease payments of capital leases as of December 31, 2003 are as follows (in thousands):

	Mortgages payable	Permanent loans payable (HUD)	Capital lease financing obligations	Other debt	Total

2004	$3,398	$233	$1,183	$545	$5,359
2005	1,721	247	1,183	45	3,196
2006	1,825	267	1,183	33	3,308
2007	41,024	288	1,183	35	42,530
2008	5,206	308	1,183	10	6,707
Thereafter	44,468	29,741	30,197	—	104,406

	97,642	31,084	36,112	668	165,506
Less:
Interest	—	—	23,776	—	23,776
Current maturities	3,398	233	81	545	4,257

	$94,244	$30,851	$12,255	$123	$137,473

        On March 26, 2004, the Company closed a debt refinancing with Union Planters Bank where the Morningside of Mayfield's first mortgage was refinanced for new indebtedness. The original mortgage was to be due during fiscal 2004. As a result of the completed refinancing, the debt is included in noncurrent liabilities as of December 31, 2003.

        On November 26 and December 1, 2003 the Company closed a fixed rate financing transaction with Fannie Mae where four of the Company's communities' first mortgages were repaid and new indebtedness totaling $13.1 million was obtained. The terms of the new mortgages call for a maturity on November 30, 2013. As a result of the debt refinancing and prepayment of long-term debt, the Company recorded a loss on the early extinguishment of debt of $366,000 for the year ended December 31, 2003.

        During 2002, the Company paid $290,000 to early extinguish notes payable with a carrying value of $382,000. As a result of this transaction, the Company recorded a gain on the early extinguishment of debt of $92,000 for the year ended December 31, 2002.

        On June 28, 2002, the Company closed a fixed rate refinancing transaction with Fannie Mae where sixteen of the Company's communities' first mortgages were repaid and new indebtedness totaling $37.5 million was obtained. The terms of the new mortgages call for a maturity on August 1, 2012.

        On April 2, 2002, the Company closed a floating rate refinancing transaction with Heller Healthcare Finance, Inc., where eight of the Company's communities' first mortgages were repaid and new indebtedness totaling $15.6 million was obtained. The terms of the new mortgage calls for an initial maturity on March 31, 2005, with a two year extension, at the Company's option, provided there has been no Event of Default and the Company meets other minimum debt service coverage and yield requirements.

        During 2001, the Company paid $425,000 to early extinguish notes payable with a carrying value of $1,012,000. As a result of the transaction, the Company recorded a gain on the early extinguishment of debt of $587,000.

6. Minority interest in equity of consolidated entity

        In April 1999, the Company and Phoebe Putney Health Systems, Inc. ("Phoebe") formed a limited partnership (Morningside of Albany, L.P., or the "LP") for the purpose of developing and operating an assisted living community in Albany, Georgia. In exchange for a 75% general and limited partnership interest in the LP, the Company contributed $708,000 in cash. For its 25% interest, Phoebe contributed $236,000 in cash. In April, 2000, the Company contributed an additional $273,000 and Phoebe contributed an additional $91,000 for its interest.

        In 2002, the joint venture made distributions totaling $2,955,000, of which $2,216,000 was the Company's share. Effective July 1, 2003 the Company sold 50% of the LP to Phoebe's subsidiary, Phoebe Putney Health Ventures, Inc., for $905,000 in cash and entered into a new long-term management agreement. The Company recorded a $1,491,000 gain in conjunction with the partial equity sale that is included in gain (loss) on the sale of assets in the accompanying consolidated statements of operations. The partial equity sale effectively reduced the Company's ownership in the LP to 25%. Simultaneous with the sale, the LP was converted into Morningside of Albany Company, a Delaware general partnership. Consequently, the 2003 consolidated statement of operations reflects consolidation of the operations of the LP through June 30, 2003, while the latter half of the year has been accounted for under the equity method.

        Summarized financial information of the LP as of and for the six months ended December 31, 2003 are presented below (in thousands). All information prior to July 1, 2003 is included in the Company's consolidated financial statements.

Balance Sheet
Current assets	$174
Property and equipment, net	3,795
Other assets	58

Total assets	$4,027

Current liabilities	$409
Long-term obligations	5,093
Members' deficit	(1,475)

Total liabilities and members' deficit	$4,027

The Company's share of members' deficit	$(369)

Statement of Income
Resident and other income	$1,061
Operating expenses	(799)
Interest expense, net	(87)

Net income	$175

The Company's share of net income	$44

        Subsequent to the partial sale of the LP, the Company continues to jointly guarantee the LP's long-term debt with Phoebe as established at the organization of the LP. If the debt were called by the related financial institution and the LP was unable to pay through cash on hand or through the collateralized assets of the LP, the Company and Phoebe would be liable. The carrying value of the debt at December 31, 2003 was $5,352,000.

7. Equity

        Prior to December 31, 2002, the Company's capital structure consisted of units, which were either Class A Units, Class B Units, Class C Units or Class D Units. The Class A Units, Class B Units, Class C Units and Class D Units were identical and entitled the holders thereof to the same rights and privileges, except as provided in the limited liability company Agreement, which specified that Class A Units, Class C Units and Class D Units are to be non-voting, and Class C and Class D units were entitled to a preference payment of $5 per unit upon a liquidation event, as defined. In accordance with the limited liability company Agreement, the Company's net loss was allocated to the members based on their outstanding units at December 31, 2001 and December 31, 2002. Prior to the Company's conversion to a C corporation, the Company's outstanding units were as follows:

	Class A units outstanding (non-voting)	Class B units outstanding (voting)	Class C units outstanding (non-voting)	Class D units outstanding (non-voting)	Total

Balance at December 31, 2000 and 2001	2,894,253	15,011,955	1,400,000	1,600,004	20,906,212
Issuance of units	1,884,235	4,465,765	—	5,000	6,355,000

Pre-conversion balance at December 31, 2002	4,778,488	19,477,720	1,400,000	1,605,004	27,261,212

        On December 31, 2002, the Company converted from a limited liability company to a Delaware C corporation. In conjunction with the conversion, five units of members' equity were surrendered for one share of the Company's equity. There was no change in the rights of the shares versus the units. The Class C shares and Class D shares maintained their right to a preference payment (now $25 per share) upon certain events. Subsequent to December 31, 2002, net loss of the Company is no longer allocated to the owners but accumulated as the Company's retained deficit. Subsequent to the conversion to a C corporation, the Company's outstanding shares are as follows:

	Common Class A shares outstanding (non-voting)	Common Class B shares outstanding (voting)	Preferred Class C shares outstanding (non-voting)	Preferred Class D shares outstanding (non-voting)	Total

Post-conversion balance at December 31, 2002	955,698	3,895,544	280,000	321,001	5,452,243
Issuance of shares	27,500	—	—	—	27,500
Exercise of options	430	—	—	—	430

Balance at December 31, 2003	983,628	3,895,544	280,000	321,001	5,480,173

8. Employee option plans

1996 option plan

        The Company adopted the LifeTrust America, LLC 1996 Unit Option Plan (the "Option Plan") effective October 8, 1996. Under the Option Plan, the Company could grant up to 2,736,842 unit options to employees and directors to purchase Class A Units of the Company. One half of such options vested over a specified time period ("Time Options"), while the remaining options were exercisable only upon the occurrence of certain events ("Determination Event Options"). Each option represented the right to purchase a unit at an exercise price equal to the greater of (i) the fair market value of such unit on the date of grant or (ii) the per unit price paid by Morgan Stanley Capital Partners ("MSCP") at the time of its most recent capital contribution. The term of each option was 10 years from the initial grant date, and options vested one-fifth on each of the first five anniversaries of initial grant date.

        Vested Time Options could be exercised at any time, whereas Determination Event Options could be exercised upon the earliest of (i) sale of all or substantially all of MSCP's units ("MSCP Exit"); (ii) the completion of the sale of all or substantially all of the assets of the Company followed by a liquidating distribution; (iii) the completion of the initial public offering of the Company; or (iv) the completion of the liquidation, dissolution or winding up of the Company (each representing a Determination Event). All Determination Event Options (whether vested or unvested) would be forfeited and canceled without any consideration being paid to the optionee thereof if, on the date in which a Determination Event occurred, MSCP's internal rate of return ("MSCP IRR") was less than 12.5%.

        In the event of the occurrence of a MSCP Exit, each then outstanding option which was not, or had not previously been, canceled or called by the Company pursuant to the terms of the Option Plan, would become vested and, subject to certain other terms, exercisable in full with respect to all units covered thereby as of the date of the consummation of such MSCP Exit.

        Upon reorganization of the Company into a corporation or other entity organized under the laws of the state of Delaware ("Conversion Transaction"), any outstanding options would be automatically adjusted to provide the holder thereof with the right to purchase an amount of equity securities of the surviving corporation. Notwithstanding the foregoing, an optionee could elect, in exchange for the surrender and cancellation of all or any portion of his/her existing options, to receive a corresponding number of options upon consummation of the Conversion Transaction that qualify as incentive stock options within the meaning of Section 422 of the IRC of 1986, as amended. Effective December 31, 2002, the Company consummated such a Conversion Transaction and the optionees were provided the opportunity to surrender their unit options in exchange for incentive stock options of LTA Holdings, Inc., where one incentive stock option was exchanged for five surrendered unit options and the exercise price of the stock option became five times the exercise price of the unit options surrendered. The Option Plan became the LTA Holdings, Inc. 1996 Option Plan.

RCM option agreement

        The Company executed an option agreement with R. Clayton McWhorter ("RCM Option Plan") effective October 8, 1996. Under the RCM Option Plan, the Company could issue up to 347,368 unit options to purchase Class B Units of the Company. Options under the RCM Option Plan were issued upon RCM's funding of his capital contributions in accordance with his capital contribution requirements. One half of such options were Time Options and one half of such options were Determination Event Options. Each option represented the right to purchase a Class B unit at an exercise price equal to the per unit price paid by MSCP at the time of its most recent capital contribution. The term of each option was 10 years from the initial grant date, and options vested one-fifth on each of the first five anniversaries of the initial grant date. Vested Time Options could be exercised at any time, whereas Determination Event Options could be exercised only subsequent to a Determination Event, as defined above. All Determination Event Options (whether vested or unvested) were to be forfeited and canceled without any consideration being paid to the optionee thereof if, on the date in which a Determination Event occurred, the MSCP IRR is less than 12.5%.

        In the event of the occurrence of a MSCP Exit, each then outstanding option which had not, or had not previously been, canceled or called by the Company pursuant to the terms of the RCM Option Plan, became vested and, subject to certain other terms, exercisable in full with respect to all units covered thereby as of the date of the consummation of such MSCP Exit.

        Upon conversion of the Company from a limited liability company to a C corporation, five RCM Option Plan units became an option to purchase one share of the Company's shares and the exercise price of the stock option became five times the exercise price of the unit option surrendered.

1998 option agreements

        In January 1998, the Company executed option agreements (the "Option Agreements") with seven management employees in lieu of a 1997 cash bonus and issued 76,250 unit options to purchase Class A Units pursuant to these agreements. The options granted under the Option Agreements were subject to the Option Plan. However, the Time Options granted under the option agreements were vested from day one, the employees had a longer period of time in which to exercise the options after termination and had certain put rights with respect to the underlying units.

        Upon the termination of the employee's employment with the Company, the employee had the right to cause the Company to purchase: (i) any units held by the employee at fair market value, and (ii) vested options granted for the excess, if any, of the aggregate fair market value of the underlying units represented by the options over the aggregate exercise price of such option. If the employee elected to exercise his/her right to cause the Company to purchase options or previously acquired units, the employee was required to notify the Company within one year of his/her termination of employment. With respect to Determination Event Options that became exercisable following termination of employment, the right of the employee to cause the Company to purchase such Determination Event Options was extended for a period of one year following the Determination Event.

        Upon conversion of the Company from a limited liability company to a C corporation, five Option Agreement units became an option to purchase one share of the Company's stock and the exercise price of a share option became five times the exercise price of a unit option. There were no other changes to the Option Agreements effective with the conversion.

2001 incentive option plan

        The Company adopted the LifeTrust America, LLC 2001 Incentive Option Plan (the "2001 Option Plan") effective October 1, 2001. Under the 2001 Option Plan, the Company could grant up to 2,500,000 unit options to employees and directors to purchase Class A Units of the Company. Each option represented the right to purchase a unit at an exercise price equal to the amount specified in the option agreement, which was equal to or greater than the fair market value of such unit on the date of grant.

        The term of each option was 10 years from the initial grant date, and options vested one-fifth on the grant date and one-fifth on each of the first four anniversaries of initial grant date. Vested options could be exercised at any time.

        Upon a Conversion Transaction, any outstanding options would automatically be adjusted to provide the holder thereof with the right to purchase an amount of equity securities of the surviving corporation. Notwithstanding the foregoing, an optionee may elect, in exchange for the surrender and cancellation of all of any portion of his/her existing options, to receive a corresponding number of options upon consummation of the Conversion Transaction that qualify as incentive stock options within the meaning of Section 422 of the IRC of 1986, as amended. Effective December 31, 2002, the Company consummated such a Conversion Transaction and the optionees have been provided the opportunity to surrender their unit options in exchange for incentive stock options of LTA Holdings, Inc., where one incentive stock option will be exchanged for five surrendered unit options and the exercise price of the stock option is five times the exercise price of the unit options surrendered.

Other information

        The Maximum Award, as defined, available to participants under all plans was 1,116,842 options at December 31, 2003. The following table represents option activity:

	1996 options	RCM options	2001 incentive options	Weighted- average exercise price

Balance of unit options at December 31, 2000	2,195,548	347,368	—	$5.00
Time options granted	—	—	1,521,000	1.25
Forfeited	(521,425)	—	(40,400)	4.73

Balance of unit options at December 31, 2001	1,674,123	347,368	1,480,600	$3.40
Time options granted	—	—	25,000	1.25
Forfeited	(207,443)	—	(112,100)	3.48

Pre-conversion balance of unit options at December 31, 2002	1,466,680	347,368	1,393,500	$3.37

Post-conversion balance of share options at December 31, 2002	293,336	69,474	278,700	$16.85
Time options granted	—	—	211,980	6.25
Exercised	—	—	(430)	6.25
Forfeited	(5,687)	—	(34,350)	8.91

Balance of share options at December 31, 2003	287,649	69,474	455,900	$14.49

        The range of exercise prices at December 31, 2003 is $6.25 to $25.00.

        Upon the consummation of a Conversion Transaction, any outstanding options would automatically be adjusted to provide the holder thereof with the right to purchase an amount of the surviving corporation as was the case with the conversion from LifeTrust America, LLC to LTA Holdings, Inc.

        Upon the occurrence of a Determination Event, and subject to MSCP attaining an internal rate of return of 12.5% or more, the Company will incur an immediate compensation expense on all Determination Event Options outstanding at that time based on the excess of the fair market value of each unit over the exercise price.

9. Deferred compensation plan

        The Company's Deferred Compensation Plan (the "Plan") was an unfunded deferred compensation arrangement for a select group of management ("Participants") of the Company. Participants may direct the value of their deferred compensation to be based on one or more of the investment alternatives selected by the Compensation Committee of the Board of Directors (the "Deemed Investments"). For 1997 only, Participants in the Plan could elect to defer up to 100% of their base salary as well as 100% of any cash bonus. In 1997, all but one of the Participants of the Plan elected to have their deferred compensation to be based on the value of the Company's membership interests (the Deemed Investments at December 31, 1997). Pursuant to the Plan, Participants are only entitled to cash distributions. In August 2002 and December 2002, all but 2 participants elected to cash out their investments at 25% of their carrying value, resulting in a gain of $50,000 included as a reduction in general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 2002. No deferrals have been allowed since the initial 1997 deferral.

10. Income taxes

        Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows (in thousands):

	2003	2002

Deferred tax liabilities:
Tax over book depreciation	$(3,673)	$(2,640)

Total deferred tax liabilities	(3,673)	(2,640)
Deferred tax assets:
Federal and state net operating loss carryforwards	33,737	30,220
Other	249	248

Total deferred tax assets	33,986	30,468

Net deferred tax assets	30,313	27,828
Valuation allowance for deferred tax assets	(30,313)	(27,828)

Net deferred tax assets	$—	$—

        A valuation allowance has been established equivalent to the total amount of the net deferred tax assets because it is more likely than not that the portion of the deferred tax assets exceeding the deferred tax liabilities will not be realized. As of December 31, 2003, the Company had federal net operating loss carryforwards of approximately $88.8 million (See Note 13) expiring 2010 through 2023. The Company also had state net operating loss carryforwards as of December 31, 2003. Based on the Company's history of tax losses and related valuation allowance, no income tax provision or benefit is recorded in the consolidated statements of operations.

        The consolidated effective tax rate differed from the federal statutory rate for each of the three years ended December 31, 2003 as set forth below (dollars in thousands):

	2003		2002		2001
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates	$(573)	34%	$(1,597)	34%	$(1,834)	34%
State taxes, net of federal benefits	(67)	4%	(188)	4%	(216)	4%
Changes in valuation allowance	2,485	(147)%	1,745	(37)%	2,156	(40)%
LLC earnings not taxed	(66)	4%	40	(1)%	(106)	2%
Change in estimated net operating loss carryforward from prior year	(1,779)	105%	—	0%	—	0%

Total	$—	0%	$—	0%	$—	0%

11. Profit-sharing plan

        The Company maintains a profit-sharing plan (the "401(k) Plan") under Internal Revenue Code Section 401(k). All employees are covered by the 401(k) Plan and are eligible to participate in the 401(k) Plan after meeting certain eligibility requirements. The 401(k) Plan contains three elements—employee salary contributions, discretionary matching employer contributions and special discretionary employer contributions. Deferred salary contributions are made through pre-tax salary deferrals of between 1% and 15% of an employee's compensation. In 2003, 2002 and 2001, the 401(k) Plan provided that the Company contribute $0.50 for every dollar each employee contributes, up to 4% of the employee's annual compensation. Matching contributions made by the Company totaled approximately $125,000, $96,000 and $74,000 during 2003, 2002 and 2001. No special discretionary employer contributions were made during 2003, 2002 and 2001.

12. Transactions with related parties

        The Company leases office space for its home office activities from a Company in which certain Company shareholders have an ownership interest. Lease payments were $333,000, $341,000 and $315,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The future minimum lease payments on the office space are $349,000 in 2004.

        The Company also sub-leases space to companies in which a Company shareholder has an ownership interest. Sub-lease revenue totaled $154,000, $185,000 and $185,000 during 2003, 2002 and 2001, respectively. Future minimum sub-lease revenue totals $77,000 for 2004.

        Finally, the Company uses the legal services and payroll administrative services of companies in which two shareholders are also investors. Expenses related to the two companies totaled $250,000, $170,000 and $155,000 in 2003, 2002 and 2001, respectively.

13. Events (unaudited) subsequent to date of independent auditor's report

        In connection with filing the Company's 2003 tax return in 2004, management determined that the actual federal net operating loss carryforwards as of December 31, 2003 were approximately $72.2 million.

        In August 2004, the Company purchased the 49% of GBH/LTA, LLC, owned by GBH for $375,000 in cash. GBH/LTA, LLC was originally created in 1998 with the Company owning 51% for the purpose of acquiring, developing, and operating assisted living facilities in Georgia by the Company and GBH. GBH had certain substantive participating rights in the LLC which precluded the Company from consolidating the operations of the LLC. As of August 2004, the Morningside of Macon, LLC, a 41 unit assisted living community, was the only asset of GBH/LTA, LLC. The Company is in the process of completing its purchase accounting relating to the remaining 49% purchase and continues to manage the Morningside of Macon assisted living facility.

        On September 23, 2004, the Company entered into an Agreement and Plan of Merger with Five Star Quality Care, Inc. ("Five Star") of Newton, Massachusetts. In accordance with the Plan of Merger, Five Star is to acquire all of the stock of LTA Holdings, Inc. for $208.0 million. The transaction is expected to close before year end 2004, but is subject to various conditions customary in transactions of this type. In connection with the sales transaction, various Company executives and employees will qualify for severance and bonus compensation, which is contingent upon the transaction closing.

        As of September 30, 2004, the Company was not in compliance with a certain financial covenant with one of its financial institutions. The noncompliance causes $15.0 million of long-term debt to be callable by the lender in the event that the issue is not cured. The Company has the cash available to cure the noncompliance through an escrow deposit.

(b)
Pro Forma Financial Information.

INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma consolidated balance sheet at September 30, 2004, presents the financial position of Five Star Quality Care, Inc., as if our acquisition of LTA Holdings, Inc. ("LTA"), our sale leaseback transaction of 31 communities with Senior Housing Properties Trust ("Senior Housing") and the mortgage financing from Senior Housing for five of our properties had been completed as of September 30, 2004, as described in the notes thereto. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2004, and for the year ended December 31, 2003, present the results of operations of Five Star as if our acquisition of LTA, the related sale leaseback transaction of 31 communities with Senior Housing and the mortgage financing for five of our properties with Senior Housing had been completed as of the beginning of the periods presented, as described in the notes thereto. The unaudited pro forma consolidated balance sheet and consolidated statements of operations do not give effect to our December 13, 2004 offering of 3,500,000 shares of our common stock, par value $.01 per share ("Common Shares"), and the related expected January 11, 2005 offering of 130,000 shares of our Common Shares, pursuant to the partial exercise of the underwriter's over allotment option.

        These unaudited pro forma consolidated financial statements do not represent our financial condition or results of operations for any future date or period. Actual future results may be materially different from pro forma results. Differences could arise from many factors, including, but not limited to, the offering of Common Shares referred to above and those set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003. These unaudited pro forma consolidated financial statements should be read in conjunction with:

  •
  our consolidated financial statements and the related management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2003 (audited) and the nine months ended September 30, 2004 (unaudited), included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, respectively, and

  •
  the audited consolidated financial statements of LTA for the year ended December 31, 2003 and the unaudited condensed consolidated financial statements of LTA for the nine months ended September 30, 2004, included elsewhere in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
At September 30, 2004
(amounts in thousands, except per share amounts)

	Five Star historical	LTA historical	Adjustments for the LTA acquisition		Pro forma

		(A)
ASSETS
Current assets:
Cash and cash equivalents	$18,612	$5,170	$117,000	(B)	$19,089
			(73,013	)(C)
			68,320	(D)
			(117,000	)(E)
Accounts receivable, net	35,572	309	—		35,881
Prepaid expenses	4,716	3,652	—		8,368
Other current assets	5,139	—	—		5,139

Total current assets	64,039	9,131	(4,693)		68,477
Property and equipment, net	43,311	154,826	55,288	(C)	93,010
			(12,264	)(F)
			(148,151	)(D)
Restricted cash and investments, insurance arrangements	16,413	—	—		16,413
Restricted cash, other	13,713	1,881	(872	)(D)	14,722
Mortgage notes receivable	6,003	—	—		6,003
Goodwill	—	1,514	(1,514	)(C)	—
Other long term assets	3,738	2,059	(2,059	)(C)	3,738

Total assets	$147,217	$169,411	$(114,265)		$202,363

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,885	$258	$—		$9,143
Accrued expenses	16,226	6,346	—		22,572
Accrued compensation and benefits	7,564	—	—		7,564
Due to Senior Housing Properties Trust	6,871	—	117,000	(B)	23,720
			16,849	(D)
			(117,000	)(E)
Mortgages payable, current portion	48	17,102	(12,264	)(F)	4,886
Accrued real estate taxes	6,095	—	—		6,095
Continuing care contracts	1,423	—	—		1,423
Other current liabilities	3,131	—	—		3,131

Total current liabilities	50,243	23,706	4,585		78,534
Long term liabilities:
Mortgages payable	4,947	124,003	(97,552	)(D)	31,398
Continuing care contracts	11,459	—	—		11,459
Other long term liabilities	13,698	546	(142	)(C)	14,102

Total long term liabilities:	30,104	124,549	(97,694)		56,959
Total shareholders' equity	66,870	21,156	(21,156	)(C)	66,870

Total liabilities and shareholders' equity	$147,217	$169,411	$(114,265)		$202,363

See accompanying notes.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2004
(amounts in thousands, except per share amounts)

	Five Star historical	LTA historical	Adjustments for the LTA acquisition		Pro forma

		(G)
Revenues:
Net revenues from residents and patients	$450,047	$60,602	$—		$510,649
Pharmacy revenues	8,582	—	—		8,582
Interest and other income	1,924	42	—		1,966

	460,553	60,644	—		521,197
Expenses:
Community expenses	364,303	42,024	—		406,327
Management fee to Sunrise Senior Living Services, Inc.	14,164	—	—		14,164
Rent expense	61,170	—	10,889	(H)	72,059
General and administrative	14,789	7,512	(2,516	)(I)	19,785
Depreciation and amortization	2,786	4,402	(3,344	)(J)	3,844
Interest expense	336	7,719	(4,845	)(K)	3,210

Total expenses	457,548	61,657	184		519,389

Income (loss) from continuing operations before gain on sale of assets, minority interest, equity in income of affiliates and income taxes	3,005	(1,013)	(184)		1,808
Gain on sale of assets	—	6	—		6
Minority interest in income of consolidated entity	—	18	—		18
Equity in income of affiliates	—	98	—		98

	—	122	—		122
Income (loss) from continuing operations before income taxes	3,005	(891)	(184)		1,930
Provision for income taxes	112	—	—		112

Income (loss) from continuing operations	$2,893	$(891)	$(184)		$1,818

Weighted average shares outstanding	8,523				8,523

Basic and diluted earnings per share from continuing operations	$0.34				$0.21

See accompanying notes.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2003
(amounts in thousands, except per share amounts)

	Five Star historical	LTA historical	Adjustments for the LTA acquisition		Pro forma

		(L)
Revenues:
Net revenues from residents and patients	$575,986	$75,365	$—		$651,351
Interest and other income	229	54	—		283

	576,215	75,419	—		651,634
Expenses:
Community expenses	466,628	52,915	—		519,543
Management fee to Sunrise Senior Living Services, Inc.	17,391	—	—		17,391
Rent expense	77,266	—	14,517	(M)	91,783
General and administrative	17,745	8,679	(3,393	)(N)	23,031
Depreciation and amortization	3,588	6,092	(4,681	)(O)	4,999
Loss from early extinguishment of debt	—	366	—		366
Interest expense	1,164	10,558	(6,727	)(P)	4,995
Impairment of assets	—	38	—		38

Total expenses	583,782	78,648	(284)		662,146

Income (loss) from continuing operations before gain on sale of assets, minority interest, equity in income of affiliates and income taxes	(7,567)	(3,229)	284		(10,512)
Gain on sale of assets	—	1,529	—		1,529
Minority interest in income of consolidated entity	—	(57)	—		(57)
Equity in income of affiliates	—	72	—		72

	—	1,544	—		1,544
Loss from continuing operations before income taxes	(7,567)	(1,685)	284		(8,968)
Provision for income taxes	—	—	—		—

Loss from continuing operations	$(7,567)	$(1,685)	$284		$(8,968)

Weighted average shares outstanding	8,482				8,482

Basic and diluted earnings per share from continuing operations	$(0.89)				$(1.06)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

Pro forma consolidated balance sheet adjustments

A.
Represents the historical consolidated balance sheet of LTA as of September 30, 2004.

B.
In connection with our acquisition of LTA, we borrowed $117,000 of interim financing from Senior Housing in order to purchase LTA.

C.
Our acquisition of LTA was made for estimated total consideration of $214,118, including estimated closing costs. This purchase price includes:

Cash payment to LTA shareholders plus estimated closing costs	$73,013
Assumption of mortgage and other debt:
classified as long-term by LTA	124,003
classified as current by LTA	17,102

Total purchase price	$214,118

        The purchase price allocation resulted in several adjustments to LTA historical balances, including adjustments to record monetary assets and liabilities at their fair value, to eliminate LTA's historical equity, goodwill and other long-term asset balances, and to record property, plant and equipment at estimated fair value. The amounts shown are subject to adjustment when final purchase accounting is made or as estimates for the LTA acquisition are revised.

D.
Adjustments represent the financing transactions entered into with Senior Housing and assumed debt of LTA that we repaid. Subsequent to our acquisition of LTA, we entered into financing transactions with Senior Housing and repaid LTA debt which included:

Sale of 31 LTA communities at fair market value	$148,151
Net of: mortgage debt assumed or repaid by Senior Housing	(49,166)
Plus: restricted cash escrows transferred to Senior Housing	872
Term loan from Senior Housing secured by mortgage for communities	16,849

Net cash received from Senior Housing	116,706
Less: LTA debt repaid by us	48,386

Adjustment to cash	$68,320

E.
Concurrent with the transactions described in Note D above, we repaid the Senior Housing interim loan described in Note B above.

F.
In connection with our acquisition of LTA, we renegotiated a lease with a third party for four properties that LTA had recorded as a capital lease. The amended lease is now an operating lease under generally accepted accounting principles. The adjustment eliminates LTA's historical capital lease obligation and associated capitalized real estate.

Pro forma consolidated statement of operations for the nine months ended September 30, 2004 adjustments

G.
Represents the historical consolidated statement of operations of LTA for the nine months ended September 30, 2004.

H.
Our leases with Senior Housing for the 31 properties subject to the sale leaseback transaction will require us to make minimum rent payments of $13,334 per year, or $10,001 for the nine month period. In addition to minimum rent under these leases, beginning in 2007 we will be required to pay percentage rent payments equal to four percent (4%) of net resident revenues at all of the leased communities in excess of net resident revenues at such communities during 2006. Adjustment also includes the $888 nine month impact on rent expense of accounting for these leases described in Note F above, as operating leases.

I.
Represents the elimination of historically incurred general and administrative expenses of LTA comprising compensation and related expenses of LTA officers and other employees who we do not employ and rent for a corporate office lease that we have terminated, net of our additional expected costs under our shared services agreement with Reit Management and Research LLC, or RMR. The identified employees and the lease with the corporate office were terminated by LTA prior to our acquisition. The adjustment is calculated as follows:

Elimination of seller's general and administrative expenses		$(2,880)
Shared services fee:
Pro forma revenues	60,644
Contract rate	0.6%	364

Total adjustment		$(2,516)

J.
Represents the elimination of historical depreciation and amortization expense related to LTA. This amount is offset by depreciation that we will incur as a result of the communities that we acquired and did not sell to Senior Housing. The adjustment is calculated as follows:

Elimination of historical amounts	$(4,402)
Our depreciation of the cost of the acquired buildings (estimated to be $42,244) using a 40 year life	792
Our depreciation of the cost of the acquired furniture and other fixed assets (estimated to be $2,485) using a seven year life	266

Total adjustment	$(3,344)

K.
Represents elimination of interest on LTA debt we repaid and other debt assumed by Senior Housing in the sale leaseback transaction described in Note D, above. Adjustment also represents interest on a $16,849 mortgage loan provided by Senior Housing. The adjustment is calculated as follows:

Elimination of historical amounts	$(7,719)
Our interest expense on $31,289 of assumed debt, net of debt assumed by Senior Housing, at a blended rate of 7.4%	1,737
Our interest expense of $16,849 of mortgage debt at 9.0%	1,137

Total adjustment	$(4,845)

Pro forma consolidated statement of operations for the year ended December 31, 2003 adjustments

L.
Represents historical consolidated statement of operations of LTA for the year ended December 31, 2003.

M.
Our leases with Senior Housing for the 31 properties subject to the sale leaseback transaction will require us to make minimum rent payments of $13,334 per year to Senior Housing. In addition to minimum rent under these leases, beginning in 2007 we will be required to pay percentage rent payments equal to four percent (4%) of net resident revenues at all of the leased communities in excess of net resident revenues at such communities during 2006. Adjustment also includes the $1,183 annual impact on rent expense of accounting for the lease described in Note F, above, as an operating lease.

N.
Represents the elimination of historically incurred general and administrative expenses of LTA comprising compensation and related expenses of LTA officers and other employees who we do not employ and rent for a corporate office lease that we have terminated, net of our additional expected costs under our shared services agreement with RMR. The identified employees and the lease with the corporate office were terminated by LTA prior to our acquisition. The adjustment is calculated as follows:

Elimination of seller's general and administrative expenses		$(3,846)
Shared services fee:
Pro forma revenues	75,419
Contract rate	0.6%	453

Total adjustment		$(3,393)

O.
Represents the elimination of historical depreciation and amortization expense related to LTA. This amount is offset by depreciation that we will incur as a result of the communities that we acquired and did not sell to Senior Housing. The adjustment is calculated as follows:

Elimination of historical amounts	$(6,092)
Our depreciation of the cost of the acquired buildings (estimated to be $44,244) using a 40 year life	1,056
Our depreciation of the cost of the acquired furniture and other fixed assets (estimated to be $2,485) using a seven year life	355

Total adjustment	$(4,681)

P.
Represents elimination of interest on debt we repaid and other debt assumed by Senior Housing in the sale leaseback transaction described in Note D above. Adjustment also represents interest on a $16,849 mortgage loan provided by Senior Housing. The adjustment is calculated as follows:

Elimination of historical amounts	$(10,558)
Our interest expense on $31,289 of assumed debt, net of debt assumed by Senior Housing, at a blended rate of 7.4%	2,315
Our interest expense of $16,849 of mortgage debt at 9.0%	1,516

Total adjustment	$(6,727)

(c)
Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 23, 2004, by and among the Company, FVE Acquisition Inc. and LTA Holdings, Inc. (Incorporated by reference to the Company's Current Report on Form 8-K dated September 23, 2004.)
2.2
Purchase and Sale Agreement, dated as of November 19, 2004, by and among certain affiliates of the Company, as Sellers, and certain affiliates of Senior Housing Properties Trust, as Purchasers. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
2.3
Purchase and Sale Agreement, dated as of November 19, 2004, by and among certain affiliates of the Company, as Sellers, and certain affiliates of Senior Housing Properties Trust, as Purchasers. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
2.4
Purchase and Sale Agreement, dated as of November 19, 2004, by and among certain affiliates of the Company, as Sellers, and SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Purchasers. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.1
Promissory Note, dated as of November 18, 2004, made by FVE Acquisition Inc. to the order of Senior Housing Properties Trust. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.2
Loan Agreement, dated as of November 19, 2004, by and among Senior Housing Properties Trust, the Company and FSQ/LTA Holdings Inc. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.3
Joint and Several Promissory Note, dated as of November 19, 2004, made by the Company and FSQ/LTA Holdings Inc. to the order of Senior Housing Properties Trust. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.4
Lease Agreement, dated as of November 19, 2004, by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and certain affiliates of the Company, as Tenant. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.5
Guaranty Agreement, dated as of November 19, 2004, made by the Company in favor of the Beneficiaries named therein. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.6
Lease Agreement, dated as of November 19, 2004, by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and certain affiliates of the Company, as Tenant. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.7
Guaranty Agreement, dated as of November 19, 2004, made by the Company in favor of the Beneficiaries named therein. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)
10.8
Second Amended and Restated Lease Agreement, dated as of November 19, 2004, by and among, Ellicott City Land I LLC, Ellicott City Land II LLC, HRES2 Properties Trust, SNH CHS Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust, SPTMNR Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Landlord, and Five Star Quality Care Trust, as Tenant. (Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-119955, as amended on November 29, 2004.)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.
By:
/s/ BRUCE J. MACKEY JR. Name: Bruce J. Mackey Jr. Title: Treasurer and Chief Financial Officer

Date: January 7, 2005

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  Item 9.01. Financial Statements and Exhibits.
SIGNATURES